As filed with the Securities and Exchange Commission on May 17, 2012

Registration No. 333-

Registration No. 333-54550

Registration No. 333-148926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

AND

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATIONS STATEMENTS

NO. 333-54550 and 333-148926

UNDER

THE SECURITIES ACT OF 1933

BOSTON PROPERTIES, INC.

and

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrants as Specified in its Charter)

Delaware	04-2473675
Delaware	04-3372948
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of Principal Executive Offices) (Zip Code)

BOSTON PROPERTIES, INC. 2012 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Mortimer B. Zuckerman

Chairman of the Board of Directors and Chief Executive Officer

Boston Properties, Inc.

The Prudential Center

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

(617) 236-3300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Gilbert G. Menna Ettore A. Santucci Goodwin Procter LLP Exchange Place Boston, Massachusetts 02190 (617) 570-1000	Eric G. Kevorkian, Esq. Senior Vice President, Senior Corporate Counsel Boston Properties, Inc. The Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103 (617) 236-3300

Indicate by check mark whether the registrant (Boston Properties, Inc.) is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant (Boston Properties Limited Partnership) is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Boston Properties, Inc.:
Common stock, par value $0.01 per share
Preferred Stock Purchase Rights (3)
Boston Properties Limited Partnership:
LTIP Units
Common Units (4)
Total	6,500,000	$106.06	$689,390,000	$79,004.09

(1)	Represents shares of common stock of Boston Properties, Inc. and LTIP Units of Boston Properties Limited Partnership available for issuance under the Boston Properties, Inc. 2012 Stock Option and Incentive Plan (the “2012 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional securities issuable under the 2012 Plan resulting from stock splits, stock dividends or similar transactions with respect to the registered securities.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of common stock of Boston Properties, Inc. on May 16, 2012, as reported on the New York Stock Exchange. Boston Properties Limited Partnership is the operating partnership of Boston Properties, Inc. and the fair market value of the common units of Boston Properties Limited Partnership for which the LTIP Units of Boston Properties Limited Partnership may become convertible tracks the market value of the common stock of Boston Properties, Inc.
(3)	This Registration Statement also relates to the rights to purchase shares of Series E Junior Participating Cumulative Preferred Stock of Boston Properties, Inc., which are attached to all shares of common stock issued, pursuant to the terms of Boston Properties, Inc.’s Shareholder Rights Agreement dated June 18, 2007. Until the occurrence of prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock or in book-entry form along with the common stock and will be transferred with and only with such common stock.
(4)	LTIP Units may be converted, at the election of the holder, into common units of Boston Properties Limited Partnership, subject to minimum allocations having been made to the capital accounts of the LTIP Units for federal income tax purposes. This Registration Statement also registers the issuance of the common units of Boston Properties Limited Partnership issuable upon conversion of the LTIP Units of Boston Properties Limited Partnership covered by this Registration Statement. Each common unit of Boston Properties Limited Partnership acquired upon conversion of an LTIP Unit may be presented for redemption, at the election of the holder, for cash equal to the then fair market value of a share of common stock of Boston Properties, Inc., except that Boston Properties, Inc. may, at its election, acquire each common unit of Boston Properties Limited Partnership so presented in exchange for one share of its common stock. This Registration Statement also registers the issuance of the shares of common stock of Boston Properties, Inc. issuable upon any such exchange of common units of Boston Properties Limited Partnership issued upon conversion of the LTIP Units of Boston Properties Limited Partnership covered by this Registration Statement. Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the common units of Boston Properties Limited Partnership issuable upon conversion of LTIP Units of Boston Properties Limited Partnership or shares of common stock of Boston Properties, Inc. issuable upon the exchange of such common units because no additional consideration will be received in connection with any such transaction.

EXPLANATORY NOTE

This is a combined (i) new Registration Statement for each of Boston Properties, Inc. and Boston Properties Limited Partnership; (ii) Post-Effective Amendment No. 1 to Boston Properties, Inc.’s registration statement on Form S-8 (File No. 333-54550), as filed with the Securities and Exchange Commission on January 29, 2001 (the “2001 Registration Statement”); and (iii) Post-Effective Amendment No. 1 to Boston Properties Limited Partnership’s registration statement on Form S-8 (File No. 333-148926), as filed with the Securities and Exchange Commission on January 29, 2008 (the “2008 Registration Statement,” and together with the 2001 Registration Statement, the “Prior Registration Statements”). Pursuant to the Prior Registration Statements, shares of Boston Properties, Inc.’s common stock and LTIP Units of Boston Properties Limited Partnership were registered for issuance under the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (as amended and restated, the “Prior Plan”). Under the terms of the Boston Properties, Inc. 2012 Stock Option and Incentive Plan (the “2012 Plan”), the shares of common stock of Boston Properties, Inc. reserved and available for issuance under the 2012 Plan include (i) 13,000,000 newly authorized shares, plus (ii) 1,166,101 shares available for grant under the 1997 Plan immediately prior to the effective date of the 2012 Plan, plus (iii) any shares underlying grants under the 1997 Plan that are forfeited, cancelled or terminated (other than by exercise) in the future. Awards under the 2012 Plan may be made in the form, among others, of shares of common stock of Boston Properties, Inc. as well as LTIP Units of Boston Properties Limited Partnership that may become convertible for common units that may then be exchanged for shares of common stock of Boston Properties, Inc.

Boston Properties, Inc. and Boston Properties Limited Partnership have filed this combined new Registration Statement and Post-Effective Amendment to the Prior Registration Statements to (i) register under the Securities Act of 1933 (the “Securities Act”) the offer and sale of up to 6,500,000 newly authorized shares of Boston Properties, Inc. common stock, par value $0.01 per share, and/or LTIP units of Boston Properties Limited Partnership (together with the common units of Boston Properties Limited Partnership into which such LTIP Units may become convertible and the shares of common stock of Boston Properties, Inc. that may be issued in exchange for such common units) pursuant to the 2012 Plan and (ii) add the 2012 Plan to the Prior Registration Statements, without registering any additional securities thereunder, as the previously registered securities pursuant to the Prior Registration Statements may now be issuable pursuant to the 2012 Plan or, with respect to previously granted awards, the 1997 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants in the Boston Properties, Inc. 2012 Stock Option and Incentive Plan in accordance with Rule 428(b)(1) promulgated under the Securities Act. In accordance with Rule 428 promulgated under the Securities Act and the requirements of Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

The following documents filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference:

•	Boston Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed February 28, 2012;

•	Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011, filed February 28, 2012;

•	Boston Properties, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed May 8, 2012;

•	Boston Properties Limited Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed May 8, 2012;

•

Boston Properties, Inc.’s Current Reports on Form 8-K, filed on January 10, 2012, February 8, 2012, February 14, 2012 and May 16, 2012 and Item 8.01 of Boston Properties, Inc.’s Current Report on Form 8-K filed on May 2, 2012;

•	Boston Properties Limited Partnership’s Current Reports on Form 8-K, filed on January 10, 2012, February 14, 2012 and May 16, 2012;

•

the description of Boston Properties, Inc. common stock contained in its Registration Statement on Form 8-A, filed on June 12, 1997, including any amendments and reports filed for the purpose of updating such description;

•

the description of the rights to purchase shares of Series E Junior Participating Cumulative Preferred Stock contained in Boston Properties, Inc.’s Registration Statement on Form 8-A, filed on June 18, 2007, including any amendments and reports filed for the purpose of updating such description; and

•

the description of units of limited partnership interest of Boston Properties Limited Partnership contained in Boston Properties Limited Partnership’s Registration Statement on Form 10, filed on March 6, 2003, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Boston Properties Limited Partnership and Boston Properties, Inc. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Under the 2012 Plan employees of subsidiaries of Boston Properties, Inc., including Boston Properties Limited Partnership, are eligible for grants and other equity-based awards. The list of available awards under the 2012 Plan includes awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock of Boston Properties, Inc., including, without limitation, convertible preferred stock, convertible debentures, exchangeable securities, awards valued by reference to book value or subsidiary performance (“Other Awards”). Such Other Awards may be issued either alone or in addition to other awards granted under the 2012 Plan. The 2012 Plan administrator has the authority to determine the eligible recipients to whom, and the time or times at which, Other Awards shall be made; the number of shares or units to be awarded; the price, if any, to be paid by the participant for the acquisition of Other Awards; and the restrictions and conditions applicable to Other Awards. Other Awards under the 2012 Plan include in particular grants of partnership interests in Boston Properties Limited Partnership that we call LTIP Units. Each LTIP Unit awarded will be deemed equivalent to an award of one share of common stock of Boston Properties, Inc. reserved under the 2012 Plan, reducing availability for other equity awards available under the 2012 Plan on a one-for-one basis. The 2012 Plan administrator will determine the purchase price, vesting period and other terms and conditions, if any, with respect to the grant of LTIP Units. If vesting is not attained, the participant will forfeit his or her LTIP Units.

LTIP Units, whether vested or not, will receive the same quarterly per unit distributions as common units of in Boston Properties Limited Partnership, which equal per share dividends on shares of common stock of Boston

Properties, Inc. Initially, LTIP Units will not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP Units will over time achieve full parity with common units of Boston Properties Limited Partnership for all purposes, and therefore accrete to an economic value for participants equivalent to shares of common stock of Boston Properties, Inc. on a one-for-one basis. If such parity is reached, vested LTIP Units may be converted into an equal number of common units of Boston Properties Limited Partnership at any time, and thereafter enjoy all the rights of common units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP Units will be less than the value of an equal number of shares of common stock of Boston Properties, Inc.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The certificate of incorporation of Boston Properties, Inc. contains a provision permitted by the Delaware General Corporation Law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision also provides that if the Delaware General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Boston Properties, Inc. shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, including an injunction or rescission, for breach of fiduciary duty.

The Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the Delaware General Corporation Law shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Delaware General Corporation Law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against these persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and, in the case of a criminal proceeding, provided each person had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporation Law does not allow indemnification of directors in the case of an action by or in the right of a corporation unless the directors successfully defend the action or indemnification is ordered by the court.

The bylaws of Boston Properties, Inc. provide that its directors and officers will be, and, in the discretion of the board of directors of Boston Properties, Inc., non-officer employees may be, indemnified to the fullest extent authorized by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of our company. The bylaws of Boston Properties, Inc. also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders, or otherwise.

Boston Properties, Inc. and Boston Properties Limited Partnership have entered into indemnification agreements with each of the directors and some of the officers of Boston Properties, Inc. The indemnification agreements require, among other things, that Boston Properties, Inc. and Boston Properties Limited Partnership indemnify the directors and officers of Boston Properties, Inc. to the fullest extent permitted by law and advance to the directors and officers of Boston Properties, Inc. all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Boston Properties, Inc. and Boston Properties Limited Partnership must also indemnify and advance all expenses incurred by the directors and officers of Boston Properties, Inc. seeking to enforce their rights under the indemnification agreements and may cover the directors and officers of Boston Properties, Inc. under their directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to the directors and officers of Boston Properties, Inc. that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or stockholders to eliminate the rights it provides.

The limited partnership agreement of Boston Properties Limited Partnership also generally provides that Boston Properties, Inc., as general partner of Boston Properties Limited Partnership, will incur no liability to Boston Properties Limited Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if Boston Properties, Inc. acted in good faith. In addition, Boston Properties, Inc. is not responsible for any misconduct or negligence on the part of its agents, provided Boston Properties, Inc. appointed such agents in good faith. Boston Properties, Inc. may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any act taken or omitted to be taken in reliance upon the opinion of such persons, as to matters that Boston Properties, Inc. reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The limited partnership agreement of Boston Properties Limited Partnership also provides for indemnification, to the fullest extent permitted by the Delaware law, of Boston Properties, Inc., the directors and officers of Boston Properties, Inc., and such other persons as Boston Properties, Inc. may from time to time designate against any liabilities, expenses and other amounts arising from any claim or proceeding that relates to the operations of Boston Properties Limited Partnership or Boston Properties, Inc. as set forth in the limited partnership agreement of Boston Properties Limited Partnership in which such indemnified person is involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Under the limited partnership agreement, Boston Properties Limited Partnership generally must also advance all reasonable expenses incurred by an indemnified person who is a party to proceeding in advance of the final disposition of the proceeding.

These provisions could reduce the legal remedies available to Boston Properties, Inc. and its stockholders and Boston Properties Limited Partnership against these individuals. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Boston Properties, Inc. or Boston Properties Limited Partnership pursuant to the foregoing provisions, Boston Properties, Inc. and Boston Properties Limited Partnership have been informed that in the opinion of the staff of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description

4.1	Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of June 29, 1998. (Incorporated herein by reference to Boston Properties, Inc.’s Current Report on Form 8-K filed on July 15, 1998.)

4.2	Forty-Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of April 11, 2003, by Boston Properties, Inc., as general partner. (Incorporated by reference to Exhibit 10.1 to Boston Properties, Inc.’s Quarterly Report on Form 10-Q filed on August 14, 2003.)

4.3	Seventy-Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of January 24, 2008, by Boston Properties, Inc., as general partner. (Incorporated by reference to Exhibit 10.3 to Boston Properties, Inc.’s Current Report on Form 8-K filed on January 29, 2008.)

4.4	Ninety-Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of October 21, 2010. (Incorporated by reference to Exhibit 10.1 to Boston Properties, Inc.’s Quarterly Report on Form 10-Q filed on November 5, 2010.)

*5.1	Legal opinion from Goodwin Procter LLP.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.4	Power of attorney (included on the signature page to this Registration Statement)

99.1	Boston Properties, Inc. 2012 Stock Option and Incentive Plan. (Incorporated by reference to Exhibit A to Boston Properties, Inc.’s Proxy Statement on Schedule 14A filed on March 30, 2012.)

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 16th day of May, 2012.

BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Mortimer B. Zuckerman, Douglas T. Linde and Michael E. LaBelle as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Boston Properties, Inc.

Signature	Title	Date

/s/ Mortimer B. Zuckerman	Chairman of the Board of Directors and Chief Executive Officer	May 16, 2012
Mortimer B. Zuckerman	(Principal Executive Officer)

/s/ Douglas T. Linde	Director	May 16, 2012
Douglas T. Linde

/s/ Lawrence S. Bacow	Director	May 16, 2012
Lawrence S. Bacow

/s/ Zoë Baird Budinger	Director	May 16, 2012
Zoë Baird Budinger

/s/ Carol B. Einiger	Director	May 16, 2012
Carol B. Einiger

/s/ Dr. Jacob A. Frenkel	Director	May 16, 2012
Dr. Jacob A. Frenkel

/s/ Matthew J. Lustig	Director	May 16, 2012
Matthew J. Lustig

/s/ Alan J. Patricof	Director	May 16, 2012
Alan J. Patricof

/s/ Martin Turchin	Director	May 16, 2012
Martin Turchin

/s/ David A. Twardock	Director	May 16, 2012
David A. Twardock

/s/ Michael E. LaBelle	Senior Vice President, Chief Financial Officer and Treasurer	May 16, 2012
Michael E. LaBelle	(Principal Financial Officer)

/s/ Arthur S. Flashman	Vice President, Controller (Principal Accounting Officer)	May 16, 2012
Arthur S. Flashman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 16th day of May, 2012.

BOSTON PROPERTIES LIMITED PARTNERSHIP
By:	Boston Properties, Inc., its general partner

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Mortimer B. Zuckerman, Douglas T. Linde and Michael E. LaBelle as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Boston Properties, Inc. in its capacity as the sole general partner of Boston Properties Limited Partnership.

Signature	Title	Date

/s/ Mortimer B. Zuckerman	Chairman of the Board of Directors and Chief Executive Officer	May 16, 2012
Mortimer B. Zuckerman	(Principal Executive Officer)

/s/ Douglas T. Linde	Director	May 16, 2012
Douglas T. Linde

/s/ Lawrence S. Bacow	Director	May 16, 2012
Lawrence S. Bacow

/s/ Zoë Baird Budinger	Director	May 16, 2012
Zoë Baird Budinger

/s/ Carol B. Einiger	Director	May 16, 2012
Carol B. Einiger

/s/ Dr. Jacob A. Frenkel	Director	May 16, 2012
Dr. Jacob A. Frenkel

/s/ Matthew J. Lustig	Director	May 16, 2012
Matthew J. Lustig

/s/ Alan J. Patricof	Director	May 16, 2012
Alan J. Patricof

/s/ Martin Turchin	Director	May 16, 2012
Martin Turchin

/s/ David A. Twardock	Director	May 16, 2012
David A. Twardock

/s/ Michael E. LaBelle	Senior Vice President, Chief Financial Officer and Treasurer	May 16, 2012
Michael E. LaBelle	(Principal Financial Officer)

/s/ Arthur S. Flashman	Vice President, Controller (Principal Accounting Officer)	May 16, 2012
Arthur S. Flashman

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of June 29, 1998. (Incorporated herein by reference to Boston Properties, Inc.’s Current Report on Form 8-K filed on July 15, 1998.)

4.2	Forty-Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of April 11, 2003, by Boston Properties, Inc., as general partner. (Incorporated by reference to Exhibit 10.1 to Boston Properties, Inc.’s Quarterly Report on Form 10-Q filed on August 14, 2003.)

4.3	Seventy-Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of January 24, 2008, by Boston Properties, Inc., as general partner. (Incorporated by reference to Exhibit 10.3 to Boston Properties, Inc.’s Current Report on Form 8-K filed on January 29, 2008.)

4.4	Ninety-Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of October 21, 2010. (Incorporated by reference to Exhibit 10.1 to Boston Properties, Inc.’s Quarterly Report on Form 10-Q filed on November 5, 2010.)

*5.1	Legal opinion from Goodwin Procter LLP.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.4	Power of attorney (included on the signature page to this Registration Statement)

99.1	Boston Properties, Inc. 2012 Stock Option and Incentive Plan. (Incorporated by reference to Exhibit A to Boston Properties, Inc.’s Proxy Statement on Schedule 14A filed on March 30, 2012.)

*	Filed herewith.